UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2009

Resource America, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	0-4408	72-0654145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Crescent Drive, Suite 203 Navy Yard Corporate Center Philadelphia, PA		19112
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 215-546-5005

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Registrant’s indirect subsidiary, LEAF Financial Corporation, and its wholly owned subsidiary, LEAF Funding, Inc., are borrowers pursuant to a $135 million credit agreement dated as of July 31, 2006 with PNC Bank, National Association (as successor to National City Bank).  The parties thereto have entered into an amendment dated as of November 30, 2009 that extends the maturity date of the credit agreement until January 29, 2010.  In addition, the amendment reduces the aggregate commitment of the lenders from $135 million to $125 million on December 30, 2009 and then to $115 million on January 19, 2009.  The amendment also sets the interest rate for base rate loans to the base rate established by the agent plus 4.00% and for LIBOR loans to LIBOR plus 5.00%.  The borrowers' borrowing base shall now be calculated at 87.5% of the sum of the net present value of the borrowers' eligible leases and loans.  The Registrant is not an obligor or a guarantor under the credit agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Resource America, Inc.

Date: December 4, 2009	By: /s/ Thomas C. Elliott Name: Thomas C. Elliott Title: Senior Vice President - Finance and Operations